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                                   Exhibit 23




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-1 (No. 33-99686) and the Registration Statements on Form S-8 (Nos. 333-14229 and 333-14685) of The Tracker Corporation of America of our report dated June 24, 1997 appearing in this Form 10-K.



PRICE WATERHOUSE LLP

Phoenix, Arizona
June 24, 1997